EXHIBIT 10.21

                                 AGREEMENT

                                  Between

                       SOUTHWESTERN PORTLAND CEMENT

                                    and

                         INTERNATIONAL BROTHERHOOD
                             OF BOILERMAKERS,
                         CEMENT, LIME, GYPSUM AND
                          ALLIED WORKERS DIVISION

                             LOCAL LODGE D-357












                                 Effective
                               March 1, 1994
                                  through
                             February 28, 1998

                              AGREEMENT INDEX


AGREEMENT. . . . . .  . . . . . . . . . . . . . . . . . . . . . . . Page  1
PREAMBLE . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . Page  1
ARTICLE  1. Purpose  . . . . . . . . . . . . . . . . . . . . . . . .Page  1
ARTICLE  2. Recognition. . . . . . . . . . . . . . . . . . . . . . .Page  1
ARTICLE  3. Employment . . . . . . . . . . . . . . . . . . . . . . .Page  2
ARTICLE  4. Management . . . . . . . . . . . . . . . . . . . . . . .Page  3
ARTICLE  5. Union Activity . . . . . . . . . . . . . . . . . . . . .Page  3
ARTICLE  6. Seniority. . . . . . . . . . . . . . . . . . . . . . . .Page  5
ARTICLE  7. Workforce Changes. . . . . . . . . . . . . . . . . . . .Page  8
ARTICLE  8. Promotions & Transfers . . . . . . . . . . . . . . . . .Page 10
ARTICLE  9. Hours & Work Schedules . . . . . . . . . . . . . . . .  Page 11
ARTICLE 10. Overtime . . . . . . . . . . . . . . . . . . . . . . . .Page 13
ARTICLE 11. Wages. . . . . . . . . . . . . . . . . . . . . . . . . .Page 15
ARTICLE 12. Holidays . . . . . . . . . . . . . . . . . . . . . . . .Page 16
ARTICLE 13. Vacations. . . . . . . . . . . . . . . . . . . . . . . .Page 18
ARTICLE 14. Jury Duty/Witness Pay. . . . . . . . . . . . . . . . . .Page 20
ARTICLE 15. Funeral Leave. . . . . . . . . . . . . . . . . . . . . .Page 20
ARTICLE 16. Military Reserve Summer Camp . . . . . . . . . . . . . .Page 21
ARTICLE 17. Safety & Health. . . . . . . . . . . . . . . . . . . . .Page 21
ARTICLE 18. Leaves of Absence. . . . . . . . . . . . . . . . . . . .Page 23
ARTICLE 19. Information. . . . . . . . . . . . . . . . . . . . . . .Page 23
ARTICLE 20. Incapacitated Employees. . . . . . . . . . . . . . . . .Page 24
ARTICLE 21. Furnishing of Tools. . . . . . . . . . . . . . . . . . .Page 25
ARTICLE 22. Copies of Agreement. . . . . . . . . . . . . . . . . . .Page 25
ARTICLE 23. Grievance & Arbitration. . . . . . . . . . . . . . . . .Page 25
ARTICLE 24. Strikes & Lockouts . . . . . . . . . . . . . . . . . . .Page 27
ARTICLE 25. Legislation. . . . . . . . . . . . . . . . . . . . . . .Page 28
ARTICLE 26. Overtime Lunch . . . . . . . . . . . . . . . . . . . . .Page 28
ARTICLE 27. Dues Check off . . . . . . . . . . . . . . . . . . . . .Page 29
ARTICLE 28. Scope of Agreement . . . . . . . . . . . . . . . . . . .Page 30
ARTICLE 29. Past Practice. . . . . . . . . . . . . . . . . . . . . .Page 32
ARTICLE 30. Skills Training. . . . . . . . . . . . . . . . . . . . .Page 32
ARTICLE 31. Terms of Agreement . . . . . . . . . . . . . . . . . . .Page 32
SCHEDULE A. Wage Training Requirements . . . . . . . . . . . . . . .Page 34
SCHEDULE B. Wage Rates . . . . . . . . . . . . . . . . . . . . . . .Page 37
APPENDIX A.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .Page 38

                                 AGREEMENT


     This Agreement, dated March 1, 1994 is made by and between the SOUTHWESTERN PORTLAND CEMENT and the INTERNATIONAL BROTHERHOOD OF BOILERMAKERS, CEMENT, LIME, GYPSUM, AND ALLIED WORKERS DIVISION, LOCAL LODGE NO. D357, referred to respectively as the "Company" and the "Union."


                                 PREAMBLE

     Both the Union and the Company agree that the successful operation of the Plant is in the best interests of the Union, its membership, the Company and the Committee at large. And the best way to insure a successful operation is to utilize a cooperative approach to problem solving that utilizes input from all interested parties and communicate the results of decisions, and the basis for them, to those affected. While a cooperative approach does not specify current or future action, it requires a commitment to communication, understanding and the future that both the Union and the Company are willing to make.

     In an effort to promote communication and understanding, a monthly meeting will be held between Union leadership and Plant management to discuss non-contractual issues regarding the present and future operation of the Plant, such as expected production and profitability, potential changes in working conditions and potential sources of improvement. Items specifically not to be discussed include grievances and contractual disputes.


ARTICLE 1 - PURPOSE

     1.1 It is the object of the parties to this Agreement to protect the best interests of the employees and of the Company and to abide by this Agreement.


ARTICLE 2 - RECOGNITION

     2.1 Pursuant to and in conformity with the National Labor Relations Act, as amended, and the certification by the National Labor Relations Board, dated January 20, 1956, the Company recognizes the Union as the exclusive bargaining agency for all production and maintenance employees at the Company's plant, Atlas storage facilities, and quarries located at Fairborn, Ohio, but excluding all Office Clerical Employees, Guards, Professional Employees, and Supervisors as defined in the Act.

ARTICLE 3 - EMPLOYMENT

     3.1 (1) The Company shall not discriminate against any employee because of membership in or activity in behalf of the Union.

          (2) The Company agrees that 85 work days following the beginning of employment, each permanent employee shall have made application for membership in the Union as a condition of continued employment, subject to applicable law.

     3.2 All provisions of this agreement shall be applied to all employees without regard to race, color, sex, religion, creed, age, national status or veteran status. The company and the union will comply with all federal and state laws concerning the rights of workers including the Americans with Disabilities Act and the Family and Medical Leave Act.

     3.3  (1)  a.   All production and maintenance work
                    customarily performed by the Company in its own plant, Atlas storage facilities, and quarries with its own employees shall continue to be performed by the Company with its own employees as long as, in the judgment of the Company, the Company has facilities and equipment and available trained personnel to economically and efficiently perform the work required, within the time limits within which work must be performed in the opinion of management.

               b. The Company agrees to notify the Local Union in writing with a copy to the International Representative who serves the Local Union by certified mail at least fourteen (14) days in advance of the date the Company expects to begin work utilizing any subcontractors (if such notice is reasonably possible) and to meet with the Union upon request by the Union for explanation of the reasons (the Company does not have the facilities and/or equipment and/or available trained personnel to economically and efficiently perform the work required within the time limits within which work must be performed in the opinion of management) causing the Company to decide to contract out any production and/or maintenance work. It is understood that the Company will take into consideration any facts or recommendations brought to its attention with regard to the Company's decision to subcontract production and/or maintenance work normally performed by bargaining unit employees; it is further agreed that after following the above procedure it will be the Company's decision in deciding whether or not to subcontract.

          (2) Section 3.3 (1) above does not apply to new construction or major modification work or to the outsourcing of cement, clinker, and raw materials. It is hereby agreed that the Company may, in its exclusive judgment, subcontract any work in connection with or related to new construction or major modification.

     3.4 It is understood and agreed that during the normal course of operations it may be necessary for non-bargaining unit employees to perform some bargaining unit work from time to time. Such work will be incidental to the normal duties of said non-bargaining unit employees, as long as such work does not displace or replace a bargaining unit employee. Such work shall include work involving corrective action which must be performed expeditiously; instruction or training of employees; demonstration; inspection or testing of equipment; work of an emergency nature; and development work for new processes and/or procedures.


ARTICLE 4 - MANAGEMENT

     4.1 The Union recognizes that the management of the plant, the direction of the working forces, including the right to hire, discipline for just cause, the right to make and change and enforce (after posting) rules for the maintenance of discipline and safety; the exclusive rights to determine partial or permanent discontinuance or shutdown of operations (the Company's only obligation when exercising this right is to bargain with the union over the effects of that decision); the right to promote, or transfer employees; the right to transfer and relieve employees from duty because of lack of work or other legitimate reason, and the right to establish and change the working schedules and duties of employees are vested in the Company, except as otherwise provided in the Agreement. The listing of specific rights in this Agreement is not intended to be nor shall be considered restrictive of or a waiver of any of the rights of management not listed and not specifically surrendered herein, whether or not such rights have been exercised by the Company in the past.


ARTICLE 5 - UNION ACTIVITY

     5.1 The Union Grievance Committee representing the employees in matters other than negotiations and consisting of not more than three (3) employees and the recording secretary shall meet with the Company once a month on specified days, except by mutual agreement a meeting may be postponed or canceled. Provided, however, that matters pertaining to discharges or other matters that cannot be reasonably delayed until the time of the next regular meeting may be presented at any time by mutual agreement. The normal meeting day for the monthly meeting shall be the third Thursday of each month. Should such day be unavailable for either party at any particular meeting, sufficient notice shall be given to the other party and arrangements made for later meeting.

     5.2 Insofar as practical, meetings will be conveniently scheduled so as to complete all business within the normal working day for day employees. Any employee who is scheduled to work during the hours the meeting is held and who attends the meeting will be compensated only by multiplying his regular classified hourly wage rate by the straight time hours he attends the meeting.

     5.3 When a meeting is scheduled at which a representative of the International Union or a representative of the Company from Corporate Headquarters will attend, any member of the committee who is scheduled to work the third shift immediately preceding the meeting will be excused from working the third shift and will be compensated by multiplying eight (8) hours at his regular classified hourly wage rate plus shift differential if the employee has attended the meeting.

     5.4 Any member of the committee who is scheduled to work the second shift immediately following the meeting will be excused from working the second shift if the employee has attended the meeting for six (6) hours.
          In the event the employee is excused from working the second shift, he will be compensated by multiplying eight (8) hours at his regular classified hourly wage rate plus shift differential.

     5.5 Any employee who is receiving sickness and accident benefits, or Workers' Compensation Benefits for the day of the meeting or who is absent due to disciplinary layoff shall not receive any compensation under this article.

     5.6 Two members of the negotiating committee will be paid for actual straight time spent in attendance at negotiating meetings with the Fairborn plant not to exceed eight (8) hours pay at any meeting. The Union Negotiating Committee representing the employees in negotiations shall consist of not more than four (4) employees which shall include local union officers.

     5.7 Where possible, a member of the Grievance Committee shall be notified before any employee is suspended from work. If a member of the Grievance Committee is not notified prior to suspension, he shall be notified as soon as practical thereafter.

     5.8 The Company and the Union Grievance Committee shall meet prior to a discharge of an employee to review the facts of the case.

     5.9 (1) Where there is a discussion between an hourly employee and a supervisor that is intended as a disciplinary measure resulting in written warning, the employee may request that a grievance committeeman, job steward or other designated employee be present.

          (2) It shall be the responsibility of the Union to appoint and have available on each shift a committeeman, job steward or other employee designated for purposes of this Section who shall be identified to the Company in writing.

          (3) It is not the intent of this Section to expand the total number of committeemen as provided for in
               Article 5.1.

     5.10 Union activities shall not be conducted during working hours, except that, with the consent of the Company, a member or members of the Union Grievance Committee may try to adjust an existing problem between the Union and the Company. There shall be one (1) steward on each rotating shift who may, in the absence of a committee member, try to adjust an existing problem. Such consent will not be unreasonably withheld or delayed. Local Union officers and stewards off duty and representatives of the International Union shall, upon permission from the Company, be permitted on the Company's premises to investigate grievances. Such permission shall come from the Plant Manager or his designee and will not be unreasonably withheld or delayed.

     5.11 An International Representative, upon permission from the Plant Manager or his designee, may be present at any of the above-mentioned meetings.


ARTICLE 6 - SENIORITY

     6.1 The following factors shall apply in the awarding of all jobs:

          (1) Testing where required and as identified in the Wage Group Training Requirements (Schedule A) attached herein.

          (2)  Physical fitness of the applicant

          (3)  Seniority

     6.2 Where (1) and (2) are equal, (3) shall apply. The employee selected shall be given a fair trial period. The Company will provide a written performance evaluation every 30 calendar days until the employee is either qualified or disqualified. If after a fair trial period, in the judgement of the Company, the employee fails to qualify, he shall be returned to his former position and the next bidder be given consideration. Employees who have received repeated disciplinary tickets, relevant to job performance, in the twelve (12) months prior to bidding the job, will not be given consideration for advancement to Wage Groups 4 and above and the Entry Level Training Program.

     6.3 When a job cannot be filled in the above manner because of the bidder's failing to have the necessary qualifications, the senior bidder, provided he is physically qualified to perform the assigned work, will be allowed to demonstrate his abilities to perform as required. It must be reasonable to assume that such employee will be capable of performing and learning the duties of such job. However, if in the judgment of the Company, due to unforseen circumstances, there are no qualified bidders for Wage Groups 6 and 7, the Company may fill Wage Groups 6 and 7 from any source.

     6.4 (1) As to employees on the payroll when this Agreement becomes effective, seniority is defined as the length of continuous service with the Company. Seniority rights, once established, start from the date of employment; provided, however, that an employee shall not have any seniority rights until after eight-five (85) work days following his last date of hire by the Company. Such employee shall not have recourse to the grievance procedure of this Agreement and may be laid off or discharged as exclusively determined by the Company.

          (2)  Temporary employees may be employed between May 1
               and October 1. They will not be subject to the 85 work day requirements nor will they be evaluated as a probationary/permanent employee.

     6.5  An employee's employment shall be terminated and the
          employee's seniority shall be lost by:

               (1) discharge for cause;
               (2) voluntary quit;
               (3) failure to notify the Company of the employee's intention to return to work after layoff within three (3) working days, and to actually report to work within seven (7) working days (unless the latter period is extended in writing by the Company) after he has been notified by certified mail at his last address appearing on the Company's records to report to work;
               (4) voluntarily retire;
               (5) absent for seventy-two (72) or more
               consecutive hours without notifying his foreman or obtaining the approval of such absence. This employee(s) will be viewed as a voluntary quit unless the employee's physical condition prevents proper notification.
               (6) failure to return from a medical leave of absence (occupational or non-occupational) after a period of twenty-four (24) consecutive months.
               (7) failure to return from layoff after a period of seven (7) consecutive years.

     6.6 During a continuous period of absence, an employee absent due to layoff shall retain recall rights for a period not to exceed seven (7) years. Employees will accrue seniority equal to their years of service or three (3) years, whichever is less.

     6.7 When a vacancy occurs for which a laid off employee is qualified, he will be given certified mail notice of recall at his last address as shown on Company records. The employee must notify the Company of the employee's intention to return to work within three (3) working days and must report to work within seven (7) working days (unless the latter period is extended in writing by the Company) after he has been notified by certified mail. If the employee is reinstated, he shall be credited with seniority as prescribed above; if the employee does not respond or refuses the recall, it shall be viewed as a voluntary quit and he will forfeit all seniority and the Company may fill the vacancy with a new employee.

     6.8 (1) An employee on continuous absence due to disability shall accrue seniority for a period not to exceed twenty-four (24) months. Should such an employee be declared totally and permanently disabled prior to twenty-four (24) months, such employee's name shall be removed from the payroll and a certified mail notice to this effect will be sent to his last address as shown on Company records.

          (2) An employee returning from medical leave who is physically able to return to work will return to his former position or be allowed to bump to any job for which he is physically capable of performing. Qualification will be handled as in the normal bidding procedure.

     6.9 Should an employee in the bargaining unit be promoted to a supervisory position outside the coverage of this Agreement and later after promotion be demoted, his seniority will be reinstated in the amount he had when promoted. Any employee promoted to a supervisory position after March 1, 1994 may only be permitted to return to the bargaining unit within one (1) year of the promotion.

     6.10 Seniority lists agreed to by and between the Company and the Union shall be posted on the bulletin board as of May 1 and November 1 of each year. Corrections shall be made in the seniority lists when it is proven an employee is placed in the wrong position on said list, but all requests for corrections must be made within thirty (30) calendar days from date of posting or the list shall be valid as posted.

     6.11 When the Company declares that a full time shift exists, where possible, employees in the classification affected may exercise their seniority to choose that full time shift. An employee may exercise his seniority no more than twice per calendar year for shift selection.

     6.12 Senior employees in the labor force shall be given preference to filling any temporary job with a higher wage rate. However, the Company has the right to fill such temporary job with another senior qualified laborer, if such employee became qualified in the position in question while he was the senior laborer, or under the bid system. If no one in the labor force is qualified, the most senior laborer will be trained for the job.


ARTICLE 7 - WORKFORCE CHANGES

     7.1 Should the Company reduce the workforce due to layoff or any other reason, the Company will give the Union reasonable advance notice of same and, upon request by the Union, promptly meet to review and explain such reductions.

     7.2 If the Company determines that the number of employees in any job classification(s) are to be reduced or eliminated, the decision as to which employee or employees are to be removed from a job classification, shall be made in accordance with the following procedure:

          (1) The following factors shall be considered by Management in determining which employee in the group will be removed:

               a. First: ability to perform the requirements of the job, past work record and the experience, individual skill, aptitude, efficient service and physical fitness of the employee.

               b. Second: if these factors are relatively equal, seniority will prevail. In the event employees are slated for removal from a job classification out of their order of seniority, the Company will advise the Union Committee concerning said decision prior to its announcement and implementation. The Company will consider all input by the Union Committee before arriving at a final decision; however, it is understood that the final decision concerning qualifications for purposes of this Article shall be made exclusively by the Company

          (2) Any employee so removed from a job classification in accordance with paragraph 7.2 (1) above, may exercise his seniority to move into any other job classification for which he is qualified. Consequently, if this procedure results in the Company declaring that the number of employees in the job classification to which the employee has transferred must be reduced, the same procedure shall be utilized. Any subsequent transfers as a result of the above procedure will result with the least senior employee or group of employees being laid off.

          (3) "Qualified" for purposes of this paragraph 7.2 (2) shall mean that an employee must be able to perform all duties connected with the job classification without any training and within 5 working days. It is further understood that the Company shall allow the employee to demonstrate his abilities to perform as required. It must be reasonable to assume that such employee will be capable of performing the duties of such job.

          (4) Employees will be recalled in the reverse order that they were laid off.

     7.3 In the event the Company declares a temporary reduction in the workforce due to a curtailment or shutdown because of business or any other conditions, employees retained to perform necessary work shall be selected on the following basis:

          (1) Senior employees, whose regular jobs are not required, shall have the option of accepting available work for which they are qualified or accepting layoff, except that,

          (2) The Company has the right to require that senior employees work during the shutdown if there are not junior employees with the necessary qualifications to perform the required work.

          (3) "Qualified" for purposes of paragraph 7.3 (1) shall mean that an employee must be able to perform all duties connected with the job classification without any training and within five (5) working days.

     7.4 The Company's decision concerning qualification as used in this Article is subject to the grievance procedure.

     7.5 Should the Company permanently shut down the present facilities affording employment to the employees comprising the bargaining unit (the present facilities shall be deemed to have been permanently shut down if all productive facilities are abandoned even though shipping facilities continue to operate) the Company shall mail a notice informing each affected employee that his employment with the Company has been terminated because of permanent shutdown. The notice shall be given in accordance with applicable federal law.

     7.6 New bargaining unit jobs, or bargaining unit jobs that have experienced significant changes in duties, equipment, or requirements will be discussed in the monthly Labor-Management meeting.


ARTICLE 8 - PROMOTIONS AND TRANSFERS

     8.1 When the Company determines a vacancy exists, other than a minimum pay job, the Company will post a notice of such fact, such notice to remain posted for a period of at least seventy-two (72) consecutive hours, not including Saturdays, Sundays, or holidays. This notice shall state rates of pay, hours, and job requirements. Employees who wish the job shall be considered in the manner provided herein in Article 6.1 and 6.2 and the successful applicant's name will be posted within seven
          (7) days after the bids are opened, except where testing is required. Said delay will not exceed ten
          (10) days, unless additional time is agreed to between the Union and Company. The successful bidder will be placed on the job within as reasonable a time as possible from the date of posting award but will continue to receive his previously established rate until the Company determines he is qualified to perform the bid job. In the event of the successful applicant's failure to qualify in the opinion of the Company, then it is understood that said employee is to be restored to his former position and standing. Employees will submit their bid to their supervisor and will be given a receipt for the bid.

     8.2 Laborers who are assigned to fill a job vacancy, as a result of no one being awarded the job through the bidding procedure, are entitled to return to laborer when there is an employee with less seniority who is a permanent laborer. The Company will not require any employee other than a laborer to fill, on a permanent basis, a job vacancy of a different classification than his own which is not filled through the bidding procedure. This Section does not preclude the Company from hiring new employees to fill such a job vacancy, nor does it affect the Company's right to temporarily assign any employee to such a job vacancy.

     8.3 If within twenty-four (24) months following his assignment to a new job under this procedure, an employee applies for another new job of equal or lower classification, the Company may, at its discretion, disregard such application. This provision does not apply to employees successfully bidding into the Entry Level Training Program.

     8.4 Temporary Reassignment. An employee who is temporarily assigned by his supervisor to perform work of a higher paid job classification will be paid the rate of such higher job classification for time actually worked. An employee temporarily assigned by his supervisor to perform work in an equal or lower paid classification will be paid the base hourly wage rate of his permanent classification.

     8.5 In no event shall the Company be requested or required to post any job temporarily vacated by reason of vacations, illness, or injury. The Company, at its discretion, may create temporary jobs not to exceed one hundred twenty (120) work days. Successful bidders bidding down on such temporary jobs will be placed in labor classification upon completion of the job.
          Should the Company determine that any temporary job becomes permanent, the Company shall post the job as provided in Article 8.1. Such 120 day limitation shall not apply to temporary jobs posted for reason of filling vacancies caused by illness or injury to an employee.

     8.6 Knowledge, training, skill, and ability gained while holding jobs under the bid system will be considered in making promotions, layoffs, or in reducing the work force.


ARTICLE 9 - HOURS AND WORK SCHEDULES

     9.1  The work week of each employee shall start at 7:30 a.m.
          on Sunday morning.  A work day shall be the twenty-four
          (24) hour period commencing at 7:30 a.m. each day.

     9.2 Each employee shall perform work assigned to him by the Company, and no employee shall absent himself from his work without consent of the Company. Consent will be given by the Company for a reasonable excuse.

     9.3 Nothing in this Agreement shall be construed as a guarantee of hours of work per day or per week, or of days of work per week.

     9.4 Work schedules for each work week will be posted by Friday of the previous week prior to the end of the first shift only if there is a change in hours, shift or days scheduled from the previously posted schedule. It is the employee's responsibility to check his schedule. If an employee's work schedule is changed after the end of the first shift of the preceding Friday, he shall be compensated with a twenty-five dollars ($25.00) premium for the first eight hours worked in his new schedule and the premium shall be paid in addition to whatever compensation the employee is otherwise entitled to receive under any other section of this Agreement.

     9.5 Unless a regular employee shall be specifically instructed not to report to work at least twelve (12) hours before the starting time of his regular assigned shift, he shall be considered as having been ordered to report, and shall be given a minimum of four (4) hours' work, excepting when causes beyond the control of the Company make it impossible to give the required notice, in which case no minimum hours of work shall be given. Notices referred to in this paragraph shall be deemed to have been given when a reasonable effort has been made by the Company to give such notice orally or in writing to such employee.

     9.6 In the event an employee commences work on his shift and work ceases during his shift for any reason and there is no other available work for him, he shall be paid a minimum of eight (8) hours, except when causes beyond the control of the Company make it impossible, in which case no minimum hours of work shall be given.

     9.7 Work performed by reason of changes of schedules or reassignment of employees, as herein above provided, shall not be construed as constituting work in excess of regular scheduled working time.

     9.8 One-half (1/2) hour at time and one-half shall be paid for any scheduled lunch period interrupted by a work assignment, and either prior to or subsequent to the regular lunch period, reasonable time for lunch shall be granted with pay for same at the employee's regular rate.

     9.9 It is agreed that the Company's right to a seven (7) day per week continuous operation is in no way affected.

     9.10 Any employee detained from work on account of sickness or other good reason shall notify either the plant personnel office or his foreman in accordance with the Company's A & T Policy. When an employee has been absent from his job for good cause, he must notify the plant personnel office or his foreman of his intentions to report back for work before the end of the last shift he would have worked had he not been absent. If an employee fails to give the above notice, the Company will not be obligated to provide work nor minimum pay for him.

     9.11 Whenever a layoff is planned because of a change or reduction in plant production requirements, the Company will, not less than five (5) calendar days prior to the effective date of the layoff, post a bulletin stating the expected extent of such layoff and the expected effect on the work force. In the event the required notice is not given in accordance with the above, the Company will pay the laid off employee(s) the scheduled time lost at the applicable straight time shift rate up to five (5) days pay. The five (5) calendar days period shall commence on the day following the posting of the notice. The foregoing does not apply to disciplinary layoffs and layoffs because of curtailment made necessary by disaster or emergency conditions affecting the ability of the Company to physically operate the Plant.

     9.12 If an employee does not work a regularly scheduled work day through action of the Company, or because of a holiday, that day shall not be considered as actually a day worked for overtime purposes.


ARTICLE 10 - OVERTIME

     10.1 It is recognized that overtime work is necessary and essential in the Company's operation. An employee may request relief from scheduled overtime by advising his foreman of his request not later than twenty four (24) hours prior to the start of the overtime assignment. If the required work cannot be performed by voluntary overtime, the employee lowest in seniority in the required classification shall be assigned the overtime work.

     10.2 Overtime rates shall be as follows:

                              SCHEDULED RATES     CALLOUT RATES

          (1)  Regular Day/Week
               Over 8 hrs/40 hrs        1-1/2x         1-1/2x
               Over 12 hrs/Day          2 x            2 x
               12 hrs Overlap/Shift     2 x            2 x

          (2)  6th Day/Scheduled Off-Day
               1st 12 hrs               1-1/2x         1-1/2x
               Over 12 hrs              2 x            2 x

          (3)  7th Day Worked
               1st 12 hrs               2 x            2 x
               Over 12 hrs              2-1/2x         2-1/2x

          (4)  Sundays Worked *
               1st 8 hrs                1-1/2x            2 x
               Over 8 hrs               1-1/2x            2 x
               Over 12 hrs              2 x            2-1/2x

          (5)  Holidays
               1st 8 hrs **             1-1/2x            2 x
               Over 8 hrs               1-1/2x            2 x
               Over 12 hrs              2 x            2-1/2x

     NOTES

     *If an employee is scheduled to work on Sunday, (the twenty-four (24) hour period from 7:30 a.m. on Sunday to 7:30 a.m. Monday), the employee shall be compensated at one and one half (1-1/2) times his straight time hourly rate.

     **Plus eight (8) hours holiday pay if eligible.

     10.3 In the event an employee works more than twelve (12) hours in his work day, and is being paid at the rate of double time, his rate of pay shall not be reduced when his work continues into, or overlaps his regular shift. However, the Company may exercise the following option:

          (1) Send the employee home at any time during the shift, provided the remainder of the shift is paid for at straight time. Such employee cannot be called back to work until he has been off duty for eight (8) consecutive hours. Time paid for under this provision shall be counted as time worked for the purpose of equalization of overtime only.

     10.4 Callouts

          (1) If an employee is called out after his regular shift and after leaving the plant, or on off days, he shall be paid a minimum of four (4) hours pay at the applicable callout rate.

          (2) It is understood that if an employee is called back to work, he may be required to perform any duties related to his classification in connection with breakdowns or emergency situations in addition to the duties for which he was called out. If such employee is notified twelve (12) hours or more in advance of his shift, the four
               (4) hour minimum will not apply.

          (3) If an employee is called out before his scheduled shift, and he works over into his scheduled shift, he shall receive the applicable callout rate until the expiration of the four hour call-out guarantee, and then shall receive the applicable straight time rate for the remainder of his scheduled shift.

     10.5 Overtime Rules

          (1) There shall be no pyramiding or duplication of overtime or premium pay.

          (2) Employees who work in excess of their regular scheduled working time shall not be sent home to equalize such overtime.

          (3) Employees who work more than 15 minutes past the end of their regularly scheduled shift in any one day, will be paid for one (1) hour at the applicable rate. Time worked over one (1) hour will be paid in 15 minute increments.

          (4) The Company agrees that, over each calendar year, it will make a reasonable attempt to allocate overtime equally among employees within the same classification within which the overtime occurs. Overtime lists will be posted quarterly. An employee working on a job shall be given first consideration if any overtime is needed to finish the job.

          (5) If an employee is asked to work overtime and he does not so work, he shall be charged on the overtime chart for the amount of hours worked on that job by the employee who accepted the overtime.

          (6) An employee shall be eligible for seventh (7th) day worked overtime rates only if such employee has worked and completed the sixth (6th) day in a work week. An employee who is absent a full shift or less without being excused during his regular work week will not be eligible for seventh (7th) day overtime rates and will not be eligible for sixth (6th) day overtime rates until such employee has worked forty (40) regular hours.

          (7)  When overtime is available within a
               classification, everyone in that classification should be called prior to offering the overtime to anyone outside the classification.


ARTICLE 11 - WAGES

     11.1 It is agreed that for the duration of this Agreement, the wage groups and the rates of pay shall be those set in Schedule "A" and "B" attached hereto.

     11.2 (1) All regularly scheduled work beginning between 6:00 a.m. and 9:00 a.m. inclusive, shall be considered day shift work.

          (2) All regularly scheduled work beginning between 2:00 p.m. and 5:00 p.m. inclusive, shall be considered middle shift work.

          (3) All regularly scheduled work beginning between 10:00 p.m. and 1:00 a.m. inclusive, shall be considered night shift work.

     11.3 Each employee regularly scheduled to work on the middle shift shall be paid a premium of forty-five (45 Cents) cents for all hours worked by him on that shift. Each employee regularly scheduled to work on the night shift shall be paid sixty-five (65 Cents) cents for all hours worked by him on that shift. These premium rates do not apply to day workers even though they may work over into a premium day shift. If, however, the day worker is scheduled to take the place of a regular scheduled shift worker, then the premium rate applies.

     11.4 All consecutive hours (exclusive of meal periods) worked by an employee who normally begins work at a time specified in the preceding paragraph 11.2 shall be deemed to be worked by him on the shift on which he begins work.

     11.5 Group Leader: Group leaders are responsible to assist the Company. The Company will determine when the need for a group leader exists. Group leader positions will be filled through the job bidding procedure. Employees assigned as group leaders shall receive a premium of $1.50 per hour over Wage Group Seven.


ARTICLE 12 - HOLIDAYS

     12.1 (1) The following eleven (11) days shall be considered holidays:

               New Year's Day      Thanksgiving Day
               Good Friday         Day after Thanksgiving Day
               Memorial Day        Christmas Eve
               Independence Day    Christmas Day
               Labor Day           President's Day
               New Year's Eve

          (2) If any of these holidays fall on Sunday, the following Monday shall be considered the holiday. When Christmas Day or New Year's Day fall on a Sunday or Monday, the Christmas Eve and New Year's Eve holiday will be celebrated on the Saturday preceding Christmas Day or New Year's Day. For the purposes of this Article, a holiday shall be defined as a twenty-four (24) hour period beginning at the start of the regular scheduled day shift on the holiday.

     12.2 Employees who do not work on the holidays specified herein shall receive as holiday pay, eight (8) hours pay at their regular straight time hourly rate, exclusive of shift differentials, provided they meet all of the following conditions:

          (1)  The employee shall not have less than eighty-five
               (85) work days continuous service with the Company prior to the holiday.

          (2) The employee shall have worked his last scheduled working day prior to and his next scheduled working day after such holiday unless excused.

          (3) In no event shall a holiday be paid for unless an employee has also worked during the thirty (30) day period immediately preceding or immediately following the holiday except that the thirty (30) day limitation shall not apply if the employee was temporarily absent from work because of sickness or accident.

     12.3 Employees scheduled or notified to work on a holiday, but failing to report for and perform such work, unless excused by the Company, shall not be entitled to any holiday pay.

     12.4 Where an employee's regular schedule provides for work on any of the foregoing holidays and he is not required by the Company to work on such day, such employee shall, receive eight (8) hours pay at his regular straight time hourly rate excluding shift differential. If an employee is rescheduled during a week in which one or more holidays fall for the purpose of having him work on another day at straight time, and as the result of such rescheduling does not work on the holiday(s), the unworked holiday shall not count as a day worked for overtime purposes.

     12.5 If a holiday occurs during an employee's vacation, he shall receive eight (8) hours pay at the straight time rate of his permanently assigned classification, in addition to vacation pay.

     12.6 If an employee is scheduled to work on a holiday, but then is instructed by the Company not to work without seventy-two (72) hours notice, he shall receive for that holiday eight (8) hours pay at two (2) times his regular straight time hourly rate.

     12.7 The phrase "straight time hourly wage rate" as used solely in this Article, shall mean the higher of either the employee's regular straight time hourly wage rate or the highest straight time hourly wage rate for a job on which the employee works at least eight (8) consecutive hours in the workweek in which the holiday falls provided that the hours worked are on the day before or the day after the holiday whether previously scheduled or not.


ARTICLE 13 - VACATIONS

     13.1 An employee will be eligible for vacation as follows:

          (1) For an employee who has been in the continuous service of the Company for more than one (1) year, the length of vacation shall be two (2) weeks.

          (2) For an employee who has been in the continuous service of the Company for more than eight (8)
               years, the length of vacation shall be three (3) weeks.

          (3) For an employee who has been in the continuous service of the Company for more than twenty (20)
               years, the length of vacation shall be four (4) weeks.

          (4) For an employee who has been in the continuous service of the Company for more than thirty (30)
               years, the length of vacation shall be five (5) weeks.

     13.2 Vacation pay shall include appropriate shift differential for those on fixed shifts. Employees working on rotating shifts shall be paid an average of the rates for the rotating shifts involved.

     13.3 Vacation pay shall be computed by multiplying the number of hours in the regularly scheduled workweek by the straight time hourly rate of pay, but shall in no event be more than forty-eight (48) or less than forty
          (40) hours pay subject to the provisions listed in 13.5 and 13.6 below. Vacation pay will be computed at the rate for the permanently assigned classification on which an employee is working at the time he takes his vacation; however, if the employee has held a single higher rated classification for more than six (6) months during the year preceding his vacation, he will receive vacation pay computed at the higher rate.

     13.4 Employees shall be eligible for their full appropriate vacation as of January 1, if they have been in the continuous service of the Company and have worked 1200 hours or more during the previous calendar year. Employees who have worked less than 1200 hours during the previous calendar year shall have their vacation computed on the basis of 1/12 for each 100 hours worked. An employee shall be considered as having worked for the purpose of vacation eligibility on the basis of an eight (8) hour day and a forty (40) hour week during absence from work because of illness or injury for a period not to exceed 400 hours.

     13.5 An employee who qualified for a vacation and who leaves the employ of the Company for any of the reasons hereinafter set forth shall receive vacation pay for the unused and pro rata portion of his vacation:

          (1)  Retirement

          (2)  Lay off

          (3)  Illness

          (4) Voluntary quit with two (2) weeks notice to the Company

          (5) In the event of the employee's death to his surviving spouse or to the estate

     13.6 An employee who voluntarily quits without two (2) weeks notice to the Company or who is discharged will not receive vacation pay for the unused portion of his vacation.

     13.7 Any pro rata vacation shall be computed as outlined in
          Section 13.4 of this Article.

     13.8 Vacations may be taken at any time at the employee's convenience, provided ample notice is given the Company and provided previous arrangements with the Company have been made and approved. Vacation requests must be made by January 15. Where requested vacation periods conflict, seniority will have preference. Such seniority can only be used once prior to February 1, when the schedule is posted. Vacation periods not scheduled prior to February 1, may be scheduled on a first come, first serve basis until April 1. After April 1, vacations may be scheduled whenever they do not cause scheduling or operational problems.
          Vacations shall include (without pay) regular days off prior, and subsequent to the paid days of the vacation periods.

     13.9 The Company has the right to limit vacation to no more than ten percent (10%) of the workforce in any department. No employee may take more than two (2) consecutive weeks vacation during the months of June, July and August.

     13.10 Vacations must be taken during the calendar year. Employees entitled to vacations shall be permitted to take such vacations in separate periods of not less than five (5) consecutive workdays each. However, one (1) week of vacation can be used one day at a time provided:

               1)   The employee makes a request at least
                    seventy-two (72) hours in advance, and;

               2)   The request is granted by the Company, or;

               3) Employees may use the days vacation to cover an illness or injury provided the Company is notified as soon as possible but no later than 30 minutes before the start of the shift.

          The intent is to arrange absences so that the Company will not incur penalties and, as such, the Company may disallow specific requests for a personal leave.


ARTICLE 14 - JURY DUTY - WITNESS PAY

     14.1 It is agreed that the Company shall make up the wage loss incurred by a regular employee (as distinguished from a probationary employee) because of jury service by payment of the difference between the amount received for such jury service on the day such employee would have been regularly scheduled to work and his regular rate of pay computed on the same basis as daily vacation pay. Any employee reporting for jury duty will not be required to work his regular shift that calendar day. The employee will be excused for the entire day without loss of pay. Hours spent on jury service and paid for hereunder shall be considered as time actually worked for all overtime purposes.
          Further as outlined above, the Company shall make up the wage loss incurred by an employee when subpoenaed as a witness in an action when the employee is neither the plaintiff nor defendant.

     14.2 To receive pay from the Company under this provision, the employee must provide the Company with a statement signed by an official of the court certifying as to the employee's service as a juror or court witness or appearance in court for such purposes, the date or dates of attendance, and the compensation paid him exclusive of any transportation and/or subsistence allowance.


ARTICLE 15 - FUNERAL LEAVE

     15.1 An employee (as distinguished from a probationary employee) upon notification to the Company of the death of his or her father, mother, spouse, son, daughter, son-in-law, daughter-n-law, brother, sister, stepfather, stepmother, stepson, stepdaughter, half-sister, half-brother, mother-in-law, father-in-law, brother-in-law, sister-in-law, employee's grandparents, spouse's grandparents, or grandchildren, shall be granted up to and including his or her next three (3) scheduled working days off with pay (up to four (4) days off with pay if the employee is required to travel beyond a radius of 500 miles). Payment by the Company for such time lost shall be on the basis of eight (8) hours per day at the employee's regular straight time hourly rate, including shift differential. To be eligible for benefit under this Article, the employee must supply reasonable documentary evidence of the covered death, family relationship, and attendance at the funeral or service.

     15.2 As used herein, brother-in-law is defined to mean (1) the brother of one's husband or wife, (2) the husband of one's sister, (3) the husband of the sister of one's spouse, and sister-in-law is defined to mean (1) the sister of one's husband or wife, (2) the wife of one's brother, (3) the wife of the brother of one's spouse.

     15.3 The above clause shall not apply to an employee who is laid off, except that when an employee is notified to return to work effective on or before the date of the funeral, he shall be granted full funeral leave with pay.


ARTICLE 16 - MILITARY RESERVE SUMMER CAMP

     16.1 Active employees with one (1) year seniority and who are in the Reserve of any branch of the military service, including the National Guard, who are required to attend a summer encampment as part of their reserve obligation shall receive from the Company the difference between the amount of pay received for such summer encampment and his regular straight time hourly rate of pay for up to a maximum of two (2) weeks per calendar year.


ARTICLE 17 - SAFETY AND HEALTH

     17.1 A Joint Safety and Health Committee shall be established consisting of four (4) members, two (2) appointed by the Company and two (2) appointed by the Local Union. In the event that a member is absent from a meeting of the Committee, his alternate may attend and when in attendance shall exercise the duties of the member.

     17.2 The Joint Committee shall meet as often as necessary, but not less than once each month, at a regularly scheduled time and place for the purpose of jointly considering, inspecting, investigating, and reviewing health and safety conditions and practices and investigating accidents, and for the purpose of jointly and effectively making constructive recommendations with respect thereto, including but not limited to the implementation of corrective measures to eliminate unhealthy and unsafe conditions and practices and to improve existing health and safety conditions and practices. All matters considered and handled by the Committee shall be reduced to writing, and joint minutes of all meetings of the Committee shall be made and maintained. One union representative to the Committee will accompany a Federal or State investigator on a walk-around inspection or investigation and will attend any pre or post inspection conferences.

     17.3 All time spent in connection with the work of the Committee by a union representative including all time spent in pre or post inspection conferences and walk-around time spent in relation to Federal and State inspection and investigations as provided for above, shall be compensated at the employee's regular straight-time hourly wage rate. Any time spent during the hours the employee is scheduled to work shall count toward the calculation of any penalty or premium pay section of this Agreement including, but not limited to daily or weekly overtime. Any time spent outside the hours the employee is scheduled to work shall not count toward the calculation of any penalty or premium pay section of this Agreement. No time spent outside of the hours the employee is scheduled to work shall be compensated at a rate greater than one (1) times the employee's straight-time hourly wage rate.

     17.4 Any employee who believes his job presents a hazard to his safety or health may request through his immediate supervisor, an immediate review of his job by the Joint
          Safety and Health Committee.

     17.5 No employee shall be disciplined or discharged for refusing to work on a job if his refusal is based on a bona fide claim that said job is not safe or might unduly endanger his health or safety.

     17.6 The Company will furnish prescription ground safety glasses to bargaining unit employees, including the cost of the prescription. Glasses will not be replaced more frequently than one (1) per year, unless damaged or broken during the performance of duties.

     17.7 (1) Should the Company require an employee to wear foot protection, the Company will reimburse the employee for the purchase of safety shoes for use by the employee. The annual reimbursement for active employees shall be up to $150 per calendar year. Employees must provide the Company with a written proof of purchase if not purchased through a Company authorized safety shoe supplier.

          (2) In instances where the safety shoes are damaged on the job, those shoes will be turned in and the employee may purchase another pair of shoes as above.


ARTICLE 18 - LEAVES OF ABSENCE

     18.1 Upon request, leave of absence from work may be granted by the Company on account of sickness, death, or for sufficient reason personal to such employee for a period not to exceed ninety (90) calendar days on such occasions when the Company's business will not suffer because of such absence. Upon proper showing of reason therefore, this period may be extended with the consent of both the Company and the Union.

     18.2 Any employee elected or appointed to a full time position with the International Brotherhood of Boilermakers, Cement, Lime, Gypsum, and Allied Workers, or Local Union or the AFL-CIO or any of its subordinate bodies, shall be granted an indefinite leave of absence, providing thirty (30) days notice is given the Company prior to the beginning of such leave. During such leave seniority shall accumulate. Insurance benefits shall be suspended after thirty (30) days of such leave and will again be in effect the first day of returning to work with the Company. Upon returning to work, such employee will be reinstated on his former job, providing it is still in existence; if not, he shall be eligible to apply for any job within the Bargaining Unit by means of the existing bidding procedure, or by bumping. The Company agrees to consent to the absence of no more than one (1) employee at any time under Paragraph 18.2.

     18.3 No employee covered by this Agreement shall accept wages or salary while on leave of absence. Any employee absent from work in accordance with the foregoing provisions shall not lose seniority, wage rate, or position, if physically fit upon return to work. Should an employee accept a position for wages or salary while on leave of absence, such employee will terminate employment, and if re-employed, must be treated as a new employee.

     18.4 The Company agrees to consent to the absence of no more than four (4) employees at any time from work, upon proper notice, on account of business appertaining to the business of the Local Union or International Union on such occasions when the Company's business will not suffer because of such absence. Any employee absent from work in accordance with the foregoing provisions shall not lose his seniority, wage rate, or position.


ARTICLE 19 - INFORMATION

     19.1 The Company shall, twice each year, upon written request by the Union, furnish a seniority list based upon the first day of the last continuous employment of each employee, setting forth payroll number, name, date employed, classification, rate of pay, department, date of birth, and address as shown on the Company's records.

     19.2 The Company will notify the recording secretary of the Union promptly as to names and dates of employment of new employees, birth dates, job classifications, severances, transfers, and temporary transfers extending beyond fifteen (15) days.

     19.3 The Company will notify the Union as to leaves of absences of over thirty (30) days.

     19.4 The Company will furnish a bulletin board for the exclusive use of the Union at each time clock location.

     19.5 The Company will notify the Union in writing when an employee terminates employment due to disability or retirement.


ARTICLE 20 - INCAPACITATED EMPLOYEES

     20.1 Any employee who becomes incapacitated and, on the basis of competent medical opinion, cannot perform the duties of their regular job may exercise their plant seniority through the bumping procedure to move to another position with the bargaining unit at the plant for which they could be reasonably expected to qualify. Qualifications will be handled per the normal bidding procedure. In the event the employee fails to qualify for the job of his choice, the Union Committee and Plant Manager will place the individual in an appropriate position. This in no way affects the bidding rights of the employee.

     20.2 Any employee who is displaced by an incapacitated employee pursuant to paragraph 20.1 of this Section may exercise their plant seniority to bump into another position within the bargaining unit at the plant for which they are qualified in the same manner as provided for in the job bidding procedures.

     20.3 The Company may require a second medical opinion regarding the employee's incapacitation. Such examination will be at Company expense.

     20.4 Should an employee be temporarily disabled (for any reason), or restricted in their ability to preform their regular job, the Company, if possible, may create a temporary position that would allow the employee to be gainfully employed (after mutual agreement is reached between the Company, the Union, and the employee and the employee's physician).

          The provisions of this paragraph (20.4) will be applied on an experimental basis for the first year of this labor agreement. If at the conclusion of the first year both parties agree to continue the provisions of this paragraph, it will remain in full force and effect for the term of the agreement.


ARTICLE 21 - FURNISHING OF TOOLS

     21.1 The Company shall furnish all tools and equipment for its employees, except to maintenance employees, in which case these employees shall furnish their own hand tools. In case of breakage or loss, the Company will replace or repair such tools; such breakage or loss shall be reported immediately to the Company. "Hand Tools" as used herein shall not include socket sets, wrenches more than twelve (12) inches long, and all other specialized tools incident to the work of the mechanical, maintenance, and skilled trades.


ARTICLE 22 - COPIES

     22.1 The Labor Agreement, Pension Plan, and Insurance Plan will be printed at Company expense. The Company will provide each member with a copy of the booklet.


ARTICLE 23 - GRIEVANCE PROCEDURE

     23.1 Should differences arise between the Company and the Union, or an individual employed by the Company, as to the meaning and application of the provisions of this Agreement, an earnest effort shall be made by the parties to settle such differences promptly and in the following manner:

          (1) STEP I. The complaint, within fifteen (15) days of its occurrence, or the occurrence of the matter out of which the complaint arises, may be taken up by the employee involved, with or without Union representation, with his Team Leader. If the issue is not resolved verbally, the matter shall be reduced to writing, stating specific article(s) and paragraph(s) of the Contract that are alleged to have been violated. This will be presented to the employee's Team Leader within 10 days for the grievance to be considered and processed. The grievance will be answered in writing within five
               (5) days.

          (2) STEP II. If no satisfactory settlement is reached in Step I, the matter shall be presented to the Plant Manager and/or Designee within five (5) days from the date of answer by the Team Leader. The Plant Manager and/or the Director of Industrial Relations will meet with the Grievance Committee to hear and discuss the grievance at the monthly grievance meeting unless the matter requires immediate attention. The Company shall answer the grievance in writing within five (5) days after said meeting.

          (3) STEP III. If no agreement is reached in Step II, the Committee may, within five (5) days of the receipt of the above answer, refer the matter to higher officials of the Company and the Union, who may attend a meeting to be held within thirty (30) days upon request.

          (4)  STEP IV.

               a. Any grievance not settled in Step III above may be referred to arbitration. Notice to refer a grievance to arbitration shall be given in writing within fifteen (15) days after being notified of the decision rendered in Step III or the matter will be considered closed. Only one (1) grievance (Arbitrability and grievance to be considered as a single grievance) may be submitted to or under review by any one (1) Arbitrator at any one (1) time unless by the prior mutual written consent of the parties.

               b. In the event the parties are unable to agree upon an Arbitrator within seven (7) days after arbitration is invoked, then they shall jointly petition the Federal Mediation and Conciliation Service, which shall submit a panel of seven (7) qualified arbitrators, and the parties shall select a single arbitrator from such panel. The Arbitrator shall be appointed by mutual consent of the parties hereto. If the arbitrators included in this panel are unacceptable to either party, a second panel shall be requested from the Federal Mediation and Conciliation Service and a single arbitrator selected from this panel.

               c. Any grievance referred to arbitration shall be heard as soon as possible and a decision rendered within thirty (30) days of the hearing or the date of postmark of the post hearing briefs. The arbitrator shall have no power to add to or subtract from or change, modify or amend any of the provisions of this Agreement. The decision rendered by the Arbitrator will be final and binding upon the Union, the Company, the grievant, and all the employees covered by this Agreement. The Arbitrator selected pursuant to this Article shall interpret and apply the terms of this Agreement; he/she shall not substitute his/her discretion and judgment for that of the Company. If the Arbitrator finds that a dischargeable offense was committed by the employee, he/she shall not substitute his/her judgment for that of the Company as to whether discharge or a more lenient penalty was appropriate in a particular case.

               d. It is expressly agreed that no Arbitrator shall have the authority to decide any matter involving the exercise of a right reserved to management under this Agreement.

               e.   Each party hereto shall pay the expense
                    incurred in the presentation of its own case, and the expenses incident to the services of the Arbitrator, including the cost of the transcript, shall be shared equally by the Company and the Union.

     23.2 Any grievance growing out of a discharge or suspension must be submitted in writing by the aggrieved employee directly to the Union and from the Union to the Plant Manager or his designee within forty-eight (48) hours of the discharge or suspension or it will not be recognized and action taken shall be final.

     23.3 The time limits referred to in the foregoing paragraphs exclude Saturdays, Sundays, and holidays.

     23.4 Any grievance not presented or appealed within the time limits provided, unless mutually agreed to extend the time, shall be considered settled on the basis of the decision which was not appealed and shall be final and binding on the parties involved.

     23.5 Grievances presented in any of the regular steps set forth and not answered within the time specified or as the same may be extended by mutual agreement shall be considered appealed to the next step of the grievance procedure.

     23.6 Disciplinary letters issued to employees will remain in the Company's employee file. At the end of the twelve
          (12) month period, the disciplinary letters will not be held against the employee.


ARTICLE 24 - STRIKES AND LOCKOUTS

     24.1 The Union agrees that there shall be no picketing (organized and intentional) or strikes by the Union, or by its members, of any kind or degree whatsoever, or walkout, suspension of work, slowdowns, limiting of production, or any other interference or stoppage, total or partial, of the Company's Fairborn, Ohio operations for any reason whatsoever, such reasons including, but not limited to, unfair labor practices by the Company or any other Employer. It is further agreed that neither the Union nor its members shall engage in the above prohibited conduct in support of picketing, strikes or any labor dispute actions engaged in by any other organization or person. In addition to any other recourse or remedy available to the Company for violation of the terms of this Article by the Union and/or any Union member, the Company may discharge or otherwise discipline any employee who authorizes, causes, engages in, sanctions, recognizes, or assists in any violation of this Article. The Company will not engage in any lockouts during the term of this Agreement.


ARTICLE 25 - LEGISLATION

     25.1 In the event laws are passed which conflict with any provisions of this Agreement, or any provision or provisions of this Agreement shall be declared void in whole or in part, or shall be declared not to affect any employee or employees by law or final decision by competent authority, then such provisions or parts thereof shall be eliminated here from and the matter covered by such eliminated provisions may be reopened for negotiation, but the remaining provisions of the Agreement shall remain in full force and effect.


ARTICLE 26 - OVERTIME LUNCH

     26.1 Any employee who works more than ten (10) consecutive hours, regardless of whether such hours are scheduled or unscheduled, shall be given a lunch or lunch allowance. Any employee who works in excess of fourteen (14) consecutive hours shall be provided with an additional lunch or lunch allowance. Such option will be available at the end of every four (4) consecutive hours worked thereafter.

     26.2 Any employee who is called out and works more than four
          (4) consecutive hours on the callout shall be given a lunch or lunch allowance. In addition, said employee shall be provided with an additional lunch or lunch allowance every four (4) consecutive hours worked thereafter.

     26.3 There shall be no duplication of lunches or lunch allowances under the foregoing sections 26.1 and 26.2.
          Any lunch allowance(s) earned under the foregoing shall be paid weekly on the employee's paycheck.

     26.4 Overtime lunch periods, not to exceed thirty (30) minutes, will be assigned by the Team Leader.

     26.5  Lunch allowance will be $7.00.


ARTICLE 27 - DUES CHECK-OFF

     27.1 Check-off: During the term of this Agreement, the Company will continue to check off monthly dues, and initiation fees, each as designated by the Treasurer of the Local Union, as membership dues in the Union on the basis of and for the term of individually signed voluntary check-off authorization cards, a copy of which is reproduced below, or hereafter submitted to the Company. The Company shall promptly remit any and all amounts so deducted to the Treasurer of the Local Union with a list of the employees from whom the deduction was checked off.

     27.2 On or before the last Friday of each calendar month the Union shall submit to the Company a summary list of cards transmitted in each month.

     27.3 Dues for a given month shall be deducted from the last payday in that month; deductions on the basis of authorization cards submitted to the Company shall commence with respect to dues for the month in which the Company receives such authorization cards.

     27.4 Unless the Company is otherwise notified, the only Union membership dues to be deducted for payment to the Union from the pay of the employee who has furnished an authorization shall be the monthly Union dues. The Company will deduct initiation fees when notified, by notation on the list referred to in 27.1 above, and assessments as designated by the Treasurer of the Local Union.

     27.5 The Union shall indemnify the Company and hold it harmless against any and all suits, claims, demands and liabilities that shall arise out of or by reason of any action that shall be taken or not taken by the Company for the purpose of complying with the foregoing provisions of this Article, or in reliance on any list or certificate which shall have been furnished to the Company by the Union under any such provisions.

     27.6


                                     Date:


          I,                                  , do hereby
          authorize and direct the Company to deduct from my earnings, accumulated to my credit during the first pay period ending in the calendar month, initiation fees and membership dues charged against me by the INTERNATIONAL BROTHERHOOD OF BOILERMAKERS, CEMENT, LIME, GYPSUM AND ALLIED WORKERS DIVISION AFL-CIO LOCAL LODGE D357, and remit the amount so deducted to said Union upon presentation of a formal demand by the proper authorities of said Union.

          This assignment and authorization shall be irrevocable for one (1) year from the above date, or termination of the current collective bargaining agreement between Southwestern Portland Cement and the INTERNATIONAL BROTHERHOOD OF BOILERMAKERS, CEMENT, LIME, GYPSUM AND ALLIED WORKERS DIVISION AFL-CIO LOCAL LODGE D357, whichever is the shorter period, and shall remain in effect thereafter until revoked by me in writing.


                            Signed:

                            Employee Clock Number:


          Witness:

          Southwestern Portland Cement


ARTICLE 28 - SCOPE OF AGREEMENT

     28.1 During the term of this Agreement the company will provide employees with participation in the Sub Plan, Southdown, Inc. Medical Network Plan, the Southdown, Inc. Group Dental Benefit Plan, the Southdown, Inc. Life Insurance and Accidental Death and Dismemberment Plan, the Southdown, Inc. Long Term Disability Plan, the Southdown, Inc. Pension Plan, the Southdown Inc. Retirement Savings Plan and the Southdown, Inc. Voluntary Life Insurance Plan, and continue said plans for the life of this agreement unless the parties agree mutually to modify the provisions of these plans.

     28.2 During the life of and for the term of this agreement dated March 1, 1994, the Company will provide post retirement medical insurance coverage to all eligible employees covered under this bargaining unit who retire after having achieved the age of 62 with at least 15 years of company service. The provisions of this coverage will be the same as the benefits and eligibility requirements provided for in the Southdown Inc. Retiree Medical Insurance Plan which are subject to modification.

     28.3 SICKNESS AND ACCIDENT BENEFITS

          If a permanent employee (non-probationary/non temporary) is absent from work due to disability, sickness and accident benefits are payable. The disability must prevent the employee from performing the duties of the job because of a non-occupational sickness or injury. This benefit is payable if confined to a hospital or home.

          After a waiting period of one (1) week (waived if the employee is hospitalized as an in-patient), the disability benefits are payable at a rate of fifty-one dollars ($51) per day for a maximum of five days per week. A disabled employee may receive weekly sickness and accident benefits during the period of disability not to exceed five (5) months. It is the employee's responsibility to make application for this benefit and the attending physician must document the nature of the disability and expected date of return to work.

          No benefits shall be payable for the following:

          1. disability which you are not under the direct care of a licensed physician.
          2. sickness or injury which is purposefully self-inflicted while sane or insane.
          3. disability due to an injury arising out of the course of employment.
          4. disability due to disease which benefits are payable under Worker's Compensation, Occupational Disease or similar law.

          This benefit terminates upon retirement or upon termination of employment.

          Any active employee currently not participating in the long term disability (LTD) plan and who applies for LTD and is rejected, will be eligible for up to fifty-two
          (52) weeks of short term disability benefits.

ARTICLE 29 - PAST PRACTICE

     29.1 All previous side letters, ad hoc agreements and informal understandings or past practices are hereby revoked, withdrawn and canceled and none shall survive the execution of this contract and no provision shall have any force or effect whatsoever either as past practice, special written agreement, oral agreement, informal understanding or otherwise unless expressly contained herein.


ARTICLE 30 - SKILLS TRAINING

     30.1 The Company is committed to providing employees with both formal and informal training to improve their job skills.


ARTICLE 31 - TERMS OF AGREEMENT

     31.1 After ratification by the members of the respective Local Union, this Agreement shall become effective and remain in force and effect and be binding upon the parties hereto from March 1, 1994, to and including February 28, 1998, and it shall continue to be in full force and effect thereafter from year to year until either party on or before January 31, of any year, beginning 1998, gives written notice to the other party of its desire or intention either to alter and modify or terminate the same. If such notice is given, the parties hereto shall begin negotiations not later than February 15 in such year.

IN WITNESS WHEREOF, the Union has caused this Agreement to be executed in its name, after due authorization by a vote of a majority of its members, and the Company has caused it to be executed in its name, by its duly authorized representatives.

INTERNATIONAL BROTHERHOOD     SOUTHWESTERN PORTLAND CEMENT
OF BOILERMAKERS, CEMENT,
LIME, GYPSUM AND ALLIED
WORKERS, DIVISION LOCAL
LODGE NO. D-357

By:                                          By:

     William A. Smith                   Bernard M. Reuland

By:                                          By:

     David R. Gullett                   Alan E. Rowley

By:                                          By:

     Michael L. Robinson           David E. Tiller

By:                                          By:

     Gerald A. Day                 Dennis S. Baldwin

By:
     Phillip R. Nawman

                                SCHEDULE A

                     WAGE GROUP TRAINING REQUIREMENTS

WAGE GROUP ONE                    TESTING REQUIREMENTS

       Laborer                    No Testing


WAGE GROUP TWO                    TESTING REQUIREMENTS

       Material Conveyor          Demonstration of ability to
                                  perform after training

       Cement Drawer              Demonstration of ability to
                                  perform after training

       General Equipment          Demonstration of ability to
       Operator                   perform after training

       Assistant Stockroom        Demonstration of ability to
                                  perform after training

       Entry Level                Testing and regular
       Training Program           evaluation before
                                  advancement
       Dust Collector
       Garage
       Maintenance/Shop
       Electrical
       Instrument

WAGE GROUP THREE                  TESTING REQUIREMENTS

       Road Braker                Testing and demonstration of
                                  ability to perform after
                                  training

       Track Utility              Testing and demonstration of
                                  ability to perform

       Painter                    Demonstration of ability to
                                  perform

       Second Level               Testing and regular
       Training Program           evaluation before
                                  advancement
       Dust Collector
       Garage
       Maintenance/Shop
       Electrical
       Instrument

                                SCHEDULE A
                                (continued)

WAGE GROUP FOUR                   TESTING REQUIREMENTS

       Packhouse Operator         Testing and fork lift
                                  training and demonstration of
                                  ability to perform after
                                  training

       Lubrication Maintenance    Demonstration of ability to
                                  perform after training

       Material Operators         Completion of approved
                                  driver's training program and
                                  demonstration of ability to
                                  perform after training

       Process Material Handler   Completion of approved
                                  driver's training program and
                                  demonstration of ability to
                                  perform after training

       Storekeeper                Testing and demonstration of
                                  ability to perform after
                                  training

       Welder                     Testing and welding
                                  test--oral/written/ bend test

       Dust Collector Specialist  Testing as required in
                                  Training Program

       Third Level                Testing and regular
       Training Program           evaluation before
                                  advancement
       Garage
       Maintenance/Shop
       Electrical
       Instrument


WAGE GROUP FIVE                   TESTING REQUIREMENTS


       Locomotive Eng/            Testing and demonstration of
       Material Storage Opr       ability to perform after training


       Carpenter                  Demonstration of ability to
                                  perform


       Maintenance Utility        Testing and demonstration of
                                  ability to perform after
                                  training



                                SCHEDULE A
                                (continued)


       Fourth Level               Testing and regular
       Training Program           evaluation before advancement

       Garage
       Maintenance Shop
       Electrical
       Instrument

WAGE GROUP SIX                    TESTING REQUIREMENTS

       Utility Equipment          Completion of approved
       Operators A                driver's training program and
                                  demonstration of ability to perform after training

       Inventory Specialist       Testing and demonstration of
                                  ability to perform after
                                  training

       Process Utility            Testing and demonstration of
                                  ability to perform after
                                  training

       Physical Tester            Testing and demonstration of
                                  ability to perform after
                                  training

       Journeyman                 Completion of Training
                                  Program and demonstration of
                                  ability to perform all tasks
                                  of Journeyman
       Sheet Metal Layout
       Machinist
       Shop Mechanic
       Maintenance
       Garage
       Electric
       Instrument

WAGE GROUP SEVEN                  TESTING REQUIREMENTS

       Process Controller         Demonstration of ability to
                                  perform after training

       Process Operators          Testing and demonstration of
                                  ability to perform after
                                  training

                                SCHEDULE B

                                WAGE RATES


                               10/9/94     3/1/95   3/1/96  3/1/97

Contract wage increase         $ .35        $ .30   $ .30  $ .35


                                 For years starting

                     10/9/94    3/1/95     3/1/96   3/1/97

Wage Group One         $10.55   $10.85      $11.15  $11.50

Wage Group Two         $12.47   $12.77      $13.07  $13.42

Wage Group Three       $13.76   $14.06      $14.36  $14.71

Wage Group Four*       $14.81   $15.11      $15.41  $15.76

Wage Group Five        $15.59   $15.89      $16.19  $16.54

Wage Group Six         $16.11   $16.41      $16.71  $17.06

Wage Group Seven       $16.52   $16.82      $17.12  $17.47



*While the Packhouse Operator, included in Wage Group Four, performs work in Richcolor process, a 25 cent premium per hour worked is paid.

                                APPENDIX A

VACATION BENEFITS FOR EMPLOYEES WITH SENIORITY DATES PRIOR TO
JANUARY 1, 1991

                   Seven (7) Weeks Vacation as of 1/1/91

EMPLOYEE NAME                  DATE OF HIRE

D. O. Snouffer                 08/15/51
H. F. Salser                   04/18/52
G. E. Neal                     07/06/53

                    Six (6) Weeks Vacation as of 1/1/91

EMPLOYEE NAME                  DATE OF HIRE

S. Terry                       08/09/55
C. Conway, Jr.                 06/18/56
E. N. Davis, Sr.               02/11/57
H. W. Moore                    08/07/57
W. H. Howard                   06/05/58


                   Five (5) Weeks Vacation as of 1/1/91

EMPLOYEE NAME                  DATE OF HIRE

C. J. Barnes                   08/27/68
L. E. Looker                   09/03/68
W. R. Yoakum                   09/03/68
C. E. Fischer                  12/24/68
J. Tretiak, Jr.                01/09/69
A. T. Newell                   03/10/69

                   Four (4) Weeks Vacation as of 1/1/91

EMPLOYEE NAME                  DATE OF HIRE

D. P. Horton                   04/08/78
E. N. Davis, Jr.               04/14/78
R. L. Keeton                   04/15/78
R. L. Shackleford              04/15/78
D. P. Salser                   06/26/78
R. D. Sizemore                 06/27/78
T. O. Esterline                07/11/78
J. E. Turner                   07/24/78
A. J. Kessler                  07/24/78
M. E. Johnson                  07/30/78
D. K. Golomski                 07/31/78
W. R. Wolf                     08/08/78
R. E. Warner                   08/09/78
D. E. Gullett                  08/14/78
A. V. Lewis                    08/15/78
D. K. Thompson                 08/15/78
T. J. Musciano                 08/15/78
T. L. Anderson                 08/21/78
G. R. Butts                    08/23/78
T. E. Fogle, Jr.               08/24/78
W. T. Fyffe, Jr.               10/11/78
J. P. Combs                    11/06/78
R. E. Porter                   01/24/79
M. W. Impson                   02/05/79